Western Forest Products Inc.

(formerly 4204247 Canada Inc.)

Bylaw No. 1

a Bylaw relating generally to the

conduct of the affairs of the Corporation

PART 1

Interpretation

1.01 Definitions

In this bylaw and all other bylaws of the Corporation, unless the context otherwise specifies or requires:

“Act” means the Canada Business Corporations Act RSC 1985, c. C-44 and the regulations enacted pursuant to it in each case, as amended from time to time and every statute or regulation that may be substituted therefor and, in the case of such substitution, any references in the bylaws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the next statute or regulation as the case may be;

“articles” means the articles, as that term is defined in the Act, of the Corporation, as amended or restated from time to time;

“auditor” means the auditor of the Corporation;

“board” or “board of directors” means the board of directors of the Corporation;

“bylaw” means any bylaw of the Corporation from time to time in force and effect;

“Corporation” means 4204247 Canada Inc.;

“director” means a director of the Corporation;

“electronic document” means, except in the case of a statutory declaration or affidavit required under the Act, any form of representation of information or of concepts fixed in any medium or by electronic, optical or other similar means and that can be read or perceived by a person or by any means;

“officer” has the meaning set forth in the Act but reference to any specific officer is to the individual holding that office of the Corporation;

“proxyholder” means a person holding a valid proxy for a shareholder;

“shareholder” means a shareholder of the Corporation; and

“voting person” means, in respect of a meeting of shareholders, a shareholder entitled to vote at that meeting, a duly authorized representative of a shareholder entitled to vote at that meeting or a duly authorized proxyholder of a shareholder entitled to vote at that meeting.

Unless otherwise defined herein, all terms that are contained in the bylaws and that are defined in the Act, shall have the meanings given to such terms in the Act.

1.02 Number, Gender and Headings

Words importing the singular number only shall include the plural and vice-versa and words importing a specific gender shall include the other gender. The insertion of headings in the bylaws and the division into Parts, Sections and other subdivisions are for convenience of reference only, and shall not affect the interpretation thereof.

1.03 Bylaws Subordinate to Other Documents

The bylaws are subordinate to, and should be read in conjunction with, the Act, the articles and any unanimous shareholder agreement of the Corporation.

1.04 Computation of Time

The computation of time and any period of days shall be determined in accordance with the Act and the provisions of the Interpretation Act (Canada) and any statute that may be substituted for it, as amended from time to time.

PART 2

Directors

2.01 Notice of Meeting

Any director may call a meeting of the board by giving notice stating the time and place of the meeting to each of the directors. Except as otherwise required by the Act, such notice need not specify the purpose of or the business to be transacted at the meeting. Notices of board meetings shall be given in accordance with Section 7.01 no less than 24 hours before the time of the meeting, except that notices sent by mail shall be sent no less than 5 days before the day of the meeting.

The board may appoint, by resolution, dates, times and places for regular meetings of the board. A copy of any such resolution shall be given to each director forthwith after being passed, but no other notice is required for any such meeting except where the Act requires the purpose of or the business to be transacted at a meeting to be specified.

2.02 Meetings Without Notice

A meeting of the board may be held without notice immediately following the first or any annual meeting of shareholders.

2.03 Place of Meeting

A meeting of the board may be held at any place within or outside Canada.

2.04	Quorum for Board Meetings

At any meeting of the board, a quorum for the transaction of business shall be a majority of the number of directors in office from time to time.

The board shall not transact business at a meeting of directors unless the minimum number of resident Canadian directors required by the Act is present.

2.05 Chair of Board Meetings

The chair of the board shall preside as chair of all meetings of the board. If there is no chair of the board or if the chair is not present or is unwilling to act as chair of a board meeting, then the chair of the Nominating and Corporate Governance Committee of the Corporation, if present, a director and willing to act, shall preside as chair of the board meeting. In any other case, the directors present at the meeting shall choose a director to preside as chair of the meeting.

2.06 Votes at Board Meetings

Questions arising at a meeting of the board shall be decided by a majority of the votes. In the case of an equality of votes, the chair of the meeting shall not have a second or casting vote.

2.07 Committees

Subject to the provisions of the Act and unless otherwise determined by the board, each committee of the board shall have power to fix its quorum at not less than the majority of its members, to elect its chair and to regulate its procedures.

2.08 Officers

Each officer shall hold office during the pleasure of the board. Any officer may, however, resign at any time by giving notice to the Corporation.

PART 3

Meetings Of Shareholders

3.01 Notice of Shareholders’ Meetings

The board may call a meeting of shareholders by causing notice of the time, place and, when required by the Act, purposes of the meeting to be given to each shareholder entitled to vote at the meeting and registered on the records of the Corporation on the record date for the purposes of determining shareholders entitled to receive notice of the meeting, each director and the auditor.

3.02 Quorum at Meetings of Shareholders

A quorum at meetings of shareholders consists of one or more voting persons present or deemed to be present and authorized to cast in the aggregate not less than one-twentieth of the total votes attaching to all shares carrying the right to vote at that meeting.

3.03 Chair of Shareholder Meetings

The chair of the board shall preside as chair of all meetings of shareholders. If there is no chair of the board or the chair of the board is not present or is unwilling to act as chair of a shareholder meeting, then the president of the Corporation, if present and willing to act, shall preside as chair of the shareholder meeting. In any other case, the directors present shall choose one of their number to be the chair of the meeting.

3.04 Voting

Unless the chair of a meeting of shareholders directs a ballot or a voting person demands one, each motion shall be voted upon by a show of hands. Each voting person has one vote in a vote by show of hands. A ballot may be directed or demanded either before or after a vote by show of hands. If a ballot is taken, a prior vote by show of hands has no effect. A ballot so directed or demanded shall be taken in such manner as the chair of the meeting shall direct. If a ballot is taken, each voting person shall be entitled with respect to each share which he is entitled to vote at the meeting upon the motion, to one vote or such other number of votes as may be provided by the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said motion. Subject to compliance with the Act, any vote at a meeting of shareholders may be taken in whole or in part by means of a telephonic, electronic or other communication facility that the Corporation has made available for that purpose. Unless a ballot is directed or demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

3.05 Scrutineers

The chair of a meeting of shareholders may appoint for that meeting one or more scrutineers, who need not be voting persons.

3.06 Who May Attend Shareholders’ Meeting

The only persons entitled to attend a meeting of shareholders are voting persons, the directors, the auditor and the president, if any, as well as others permitted by the chair of the meeting.

3.07 Adjournments

The chair of the meeting may and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at the adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

PART 4

Security Certificates, Payments

4.01 Certificates

Security certificates shall be in such form as the board may approve. The president or the board or a transfer agent or branch transfer agent of the Corporation authorized to do so by the president or the board may order the cancellation of any security certificate that has become defaced and the issuance of a replacement certificate for it when the defaced certificate is delivered to the Corporation or to a transfer agent or branch transfer agent of the Corporation.

4.02 Cheques

Any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on any of the Corporation’s bankers to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid. Cheques may be sent by ordinary mail, postage prepaid, to each such registered holder at that holder’s address as shown in the records of the Corporation, unless that holder otherwise directs in writing. The mailing of a cheque as aforesaid shall satisfy and discharge all liability for the applicable dividend or other payment to the extent of the sum represented by such cheque plus the amount of any tax which the Corporation is required to and does withhold, unless such cheque is not paid on due presentation.

4.03 Cheques to Joint Shareholders

Cheques payable to joint shareholders shall be made payable to the order of all such joint shareholders unless such joint shareholders direct otherwise. Such cheques may be sent to the joint shareholders at the address appearing on the records of the Corporation in respect of that joint holding, to the first address so appearing if there is more than one, or to such other address as those joint shareholders direct in writing.

4.04 Non-Receipt of Cheques

The Corporation shall issue a replacement cheque in the same amount to any person who does not receive a cheque sent as provided in this bylaw, if that person has satisfied the conditions regarding indemnity, evidence of non-receipt and title set by the board from time to time, either generally or for that particular case.

4.05 Currency of Dividends

Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency. The board may declare dividends or other distributions in any currency or in alternative currencies and make such provisions as it deems advisable for the payment of such dividends or other distributions.

4.06 Interest; Fractions

No dividend or other distribution shall bear interest against the Corporation. Where the dividend or other distribution to which a shareholder is entitled includes a fraction of a cent, such fraction shall be disregarded and such payment shall be deemed payment in full.

4.07 Fractional Security or Property

If any dividend or other distribution results in any shareholder being entitled to a fractional part of a security or property, the Corporation may pay such shareholder in place of that fractional part the cash equivalent thereof as determined by the board or may carry out the distribution and adjust the rights of the shareholders on any basis the board considers appropriate.

PART 5

Signatories, Information

5.01 Signatories

Except for documents executed in the usual and ordinary course of the Corporation’s business, which may be signed by any officer or employee of the Corporation acting within the scope of his or her authority, the following are the only persons authorized to sign any document on behalf of the Corporation:

(a)	any individual appointed by resolution of the board to sign the specific document, that type of document or documents generally on behalf of the Corporation; or

(b) any director or any officer appointed to office by the board,

and when so signed such document shall be binding upon the Corporation without further act or formality. Except as otherwise provided herein, the signature of any individual authorized to sign on behalf of the Corporation may, if authorized by resolution of the board or permitted herein, be written, printed, or otherwise mechanically or electronically reproduced as contemplated by the Act. Anything so signed shall be as valid as if it had been signed manually, even if that individual has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the board.

The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by the board of directors but any such contract, document or instrument is not invalid merely because the corporate seal, if any, is not affixed thereto.

5.02 Restriction on Information Disclosed

Except as required by the Act or authorized by the board, no shareholder is entitled by virtue of being a shareholder to disclosure of any information, document or records respecting the Corporation or its business.

PART 6

Protection And Indemnity

6.01 Transactions with the Corporation

No director or officer shall be disqualified by reason of being a director or officer of the Corporation from, or be required to vacate his position as a director or officer by reason of, holding any other office, employment or other position with or having any pecuniary interest with respect to the Corporation or any other body corporate or contracting with or being otherwise in any way directly or indirectly interested in or concerned with any contract, transaction or arrangement made or proposed to be made with the Corporation or being a director or officer or acting in a similar capacity of, or having any interest in, another party to such contract, transaction or arrangement. No such contract, transaction or arrangement shall be void or voidable for any such reason and no director or officer shall be liable to account to the Corporation or others for any profit arising from any such office, employment or other position or pecuniary interest or realized in respect of any such contract, transaction or arrangement, except in all cases as otherwise provided in the Act.

6.02 Limitation of Liability

Subject to any applicable statutory provisions, no director or officer and no other individual who acts at the Corporation’s request as a director or officer, or in a similar capacity, of another entity, shall be liable for:

(a) the acts, receipts, neglects or defaults of any other person;

(b) joining in any receipt or other act for conformity;

(c)	any loss, damage or expense to the Corporation or other entity arising from the insufficiency or deficiency of title to any property acquired by or on behalf of the Corporation or other entity;

(d)	the insufficiency or deficiency of any security in or upon which any monies of the Corporation or other entity are invested;

(e)	any loss, damage or expense arising from the bankruptcy, insolvency, act or omission of any person with whom any monies, securities or other property of the Corporation or other entity are lodged or deposited;

(f)	any loss, damage or expense occasioned by any error of judgment or oversight; or

(g)	any other loss, damage or expense related to the performance or non-performance of the duties of that individual’s office.

6.03 Contracts on Behalf of the Corporation

Subject to the Act, any contract entered into, or action taken or omitted, by or on behalf of the Corporation shall, if duly approved by a resolution of the shareholders, be deemed for all purposes to have had the prior authorization of the shareholders.

6.04 Indemnity of Directors and Officers

Subject to the limitations contained in the Act, but without limiting the right of the Corporation to indemnify any individual under the Act or otherwise to the full extent permitted by law, the Corporation:

(a)	shall indemnify each director or officer or former director or officer and each other individual who acts or has acted at the Corporation’s request as a director or officer, or in a similar capacity, of another entity (and each such individual’s respective heirs and personal representatives), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

(i)	the individual acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Corporation’s request; and

(ii)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

(b)	shall advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 6.04(a) in accordance with the Act.

Notwithstanding the foregoing, any such indemnity or advance of monies in respect of an action referred to in Section 6.04(a) by or on behalf of the Corporation or other entity in respect of which an individual has acted as director or officer or in a similar capacity at the request of the Corporation to procure judgment in its favour (i.e. a derivative action) shall be subject to approval of a court.

6.05 Indemnities Not Limiting

The provisions of this Article 6 shall be in addition to and not in substitution for or limitation of any rights, immunities and protections to which a person is otherwise entitled.

PART 7

Notices

7.01 Procedure for Giving Notices

Any notice (which term includes any communication or document) to be given pursuant to the Act, the articles, the bylaws or otherwise to a shareholder or other securityholder of the Corporation, director, officer or auditor shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person’s address as shown in the records of the Corporation or mailed to the person at such address by ordinary mail, postage prepaid, or, if the person consents, provided by electronic document in accordance with the Act. Notice shall not be sent by mail if there is any general interruption of postal services in the municipality in which or to which it is mailed. Any notice delivered shall be deemed to have been received when it is delivered personally or at the address as aforesaid. Except as otherwise specified by law or where permitted by contract any such notice mailed or provided by electronic document as aforesaid shall be deemed to have been received at the time specified in the Act.

7.02 Notices to Successors in Title

Notice to a shareholder or other securityholder as aforesaid is sufficient notice to each successor in title to that shareholder or other securityholder until the name and address of that successor have been entered on the records of the Corporation.

7.03 Notice to Joint Securityholders

Notice to one joint securityholder is sufficient notice to all of them. Such notice shall be addressed to all such joint securityholders and sent to the address for them shown in the records of the Corporation, or to the first such address if there is more than one.

7.04 Facsimile Signatures on Notices

The signature on any notice or other communication or document to be sent by the Corporation may be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced.

7.05 Omission of Notice Does Not Invalidate Actions

All actions taken at a meeting in respect of which a notice has been given shall be valid even if:

(a) by accident, notice was not given to any person;

(b) notice was not received by any person; or

(c) there was an error in a notice that did not affect the substance of the notice.

7.06 Waiver of Notice

Any person entitled to notice under the Act, the articles or the bylaws may waive that notice. Waiver, either before or after the event referred to in the notice, shall cure any defect in giving that notice to such person.

PART 8

Borrowing Powers

8.01 Power to Borrow

In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may without authorization of the shareholders:

(a) borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

(c)	give a guarantee or indemnity on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The words “debt obligation” as used in this paragraph mean a bond, debenture, note or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured.

8.02 Delegation

The directors may from time to time by resolution delegate the powers conferred on them by paragraph 8.01 to a director, a committee of directors or an officer of the Corporation.

8.03 Powers not in Substitution

The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing bylaw.

PART 9

Make, Amend or Repeal of Bylaws

9.01 Make, Amend or Repeal Bylaws

Subject to compliance with the Act, the board may make, amend or repeal one or more bylaws.

9.02	Effect of Amendment or Repeal of Bylaws

The amendment or repeal of any bylaw in whole or part shall not in any way affect the validity of any act done or right, privilege, obligation or liability acquired or incurred thereunder prior to such amendment or repeal. All directors, officers and other persons acting under any bylaw amended or repealed in whole or part shall continue to act as if elected or appointed under the provisions of this bylaw.

MADE by the Board of Directors as of the 27th day of April, 2004, as amended by the Board of Directors on November 5, 2004 and May 2, 2005.

/ s / Reynold Hert	/ s / Paul Ireland

President and Chief Executive Officer	Corporate Secretary

CONFIRMED by the Shareholder of the Corporation on the 27th day of April, 2004, and amendments dated November 5, 2004 and May 2, 2005 confirmed by the Shareholders of the Corporation on the 15th day of June, 2005.

     / s / Paul Ireland

Corporate Secretary